UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Asterias Biotherapeutics, Inc.
(Name of Registrant as Specified in Its Charter)

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AMENDMENT AND SUPPLEMENT TO INFORMATION STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 18, 2014

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Board of Directors had selected Rothstein Kass as our independent registered public accountants and had recommended that, at our Annual Meeting of Stockholders to be held on July 18, 2014 (the “Meeting”), our stockholders ratify the selection of Rothstein Kass to serve as our independent registered public accountants for the fiscal year ending December 31, 2014.  Rothstein Kass served as our independent registered public accountants since our inception during September 2012 and audited our annual financial statements for the fiscal year ended December 31, 2013 and from September 24, 2012 (period of inception) through December 31, 2012.

However, on June 30, 2014, KPMG LLP acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates.  As a result of this transaction, Rothstein Kass is no longer providing accounting and audit services and on June 30, 2014 Rothstein Kass resigned as our independent registered public accounting firm.  Following their resignation, our Board of Directors approved the engagement of OUM & Co. LLP (“OUM”) as our new independent registered public accounting firm.

The audit reports of Rothstein Kass on the Company’s financial statements for the year ended December 31, 2013 and for the period September 24, 2012 (inception) to December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2013 and for the period September 24, 2012 (inception) to December 31, 2012, and through the subsequent interim period preceding Rothstein Kass’ resignation, there were no disagreements between Asterias and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rothstein Kass would have caused them to make reference thereto in their reports on Asterias’ financial statements for such years.

During the fiscal year ended December 31, 2013 and for the period September 24, 2012 (inception) to December 31, 2012, and through the subsequent interim period preceding Rothstein Kass’ resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the Asterias’ fiscal year ended December 31, 2013 and for the period September 24, 2012 (inception) to December 31, 2012, and through the subsequent interim period preceding OUM’s engagement, Asterias did not consult with OUM on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on our financial statements, and OUM did not provide either a written report or oral advise to us that OUM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

OUM is a leading California-based accounting firm that audits many small public companies and private companies, including biotechnology companies.  Our Board of Directors proposes and recommends that our stockholders ratify the selection of OUM to serve as our independent registered public accountants for the fiscal year ending December 31, 2014.  Approval of the selection of OUM to serve as our independent registered public accountants requires the affirmative vote of a majority of the shares of common stock present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum.

We do not expect that a representative of Rothstein Kass or a representative of OUM will attend the Meeting.